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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) January 22, 1998



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





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Item 5.  Other Events

     On January 22, 1998, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated January 22, 1998, regarding Year 1997 earnings, and an increase in the quarterly dividend.





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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    January 22, 1998                  /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President





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                                     EXHIBIT







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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: January 22, 1998


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320



                     NORTH BANCSHARES, INC.
                            ANNOUNCES
                     1997 YEAR END EARNINGS
                 INCREASE IN QUARTERLY DIVIDEND

Chicago, Illinois, January 22, 1998, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company for North Federal Savings Bank, announced net income for the year 1997 increased by $144,000 from $492,000 for the year ended December 31, 1996 to $636,000 for the year ended December 31, 1997. Basic earnings per share, after adjusting for the three-for-two stock split in the fourth quarter of 1997, increased by $.13 from $.31 per share for the year ended December 31, 1996 to $.44 per share for the year ended December 31, 1997.
For the quarter ended December 31, 1997, net income decreased by $120,000 from $240,000 for the quarter ended December 31, 1996 to $120,000 for the quarter ended December 31, 1997. Basic earnings per share, after adjusting for the three-for-two stock split, decreased by $.07 from $.15 per share for the quarter ended December 31, 1996 to $.08 per share for the quarter ended December 31, 1997. The quarterly decrease is primarily attributable to an $82,000 increase in income tax expense, a $74,000 decrease in gains on the sale of investment securities, available-for-sale, and a $69,000 decrease in net interest income before provision for loan losses partially offset by a $69,000 decrease in other expense and a $18,000 decrease in compensation and benefits expense.

Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.10 per share to be paid on February 17 1998 to stockholders of record on February 2, 1998. After adjusting for the recent three-for-two stock split this represents a 25% increase over the last regular quarterly dividend paid during 1997.

Net interest income for the quarter ended December 31, 1997, before provision for loan losses, decreased by $69,000 or 6.9% from $1.0 million for the quarter ended December 31, 1996 to $931,000 for the quarter ended December 31, 1997. The decrease was attributable to a $122,000 increase in interest on deposit accounts and borrowed funds offset by a $53,000 increase in total interest income. The increase in interest on deposit accounts is attributable to bonus interest paid on certificates of deposit opened during the second and third quarter. In addition, there was an additional $5.0 million in obrrowings outstanding during the fourth quarter of 1997.

Non-interest expense decreased by $94,000 or 11.4% from $825,000 for the quarter ended December 31, 1996 to $731,000 for the quarter ended December 31, 1997. The decrease is primarily attributable to a $69,000 decrease in other non-interest expense related to a specific reserve allocation recorded during the fourth quarter of 1996 and a $18,000 decrease in compensation and benefits expense related to an adjustment for additional ESOP expense recorded during the fourth quarter of 1997. For the year ended December 31, 1997, non-interest expense decreased by $393,000 or 11.4% from $3.5 million

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for the year ended December 31, 1996 to $3.1 million for the year ended
December 31, 1997. The decrease was primarily attributable to the absence of the $486,000 SAIF special assessment recorded during 1996 partially offset by a $165,000 increase in compensation expense which is primarily related to an increase in the market price of the Company's stock that was allocated under the ESOP, and to increases in staff as a result of the Bank's expanded hours of operation. For 1997, the Company recorded $159,000 in additional ESOP expense compared with $62,000 for 1996. An offsetting entry to additional paid in capital is recorded on the consolidated statements of financial condition and therefore stocklholders' equity is unaffected.

Total assets increased by $5.5 million or 4.7% from $117.5 million at December 31, 1996 to $123.0 million at December 31, 1997. The increase was primarily attributable to a $5.6 million or 7.6% increase in net loans receivable $73.4 million at December 31, 1996 to $79.0 million at December 31 , 1997 attributable to the marketing of one- to four-family investor property loans through the Bank's mortgage broker network.

Deposit accounts increased by $1.5 million or 2.0% from $73.6 million at December 31, 1996 to $75.1 million at December 31, 1997.

Mary Ann Hass, Chairman and Chief Executive Officer, commented:

"We announced a three-for-two stock split which was distributed on December 29, 1997 and we have now declared a regular quarterly dividend of $.10 per share, which amounts to a 25% increase after adjusting for the stock split, to be paid February 17th. During the past year we expanded our hours of operation to be open six days a week at our Chicago Office, we began offering a new home equity lien of credit product, we installed an additional ATM at the Gold Coast Multi-Plez health center, we instituted a direct marketing program for "Free Checking" account product in cooperation with a local magazine and the Old Town Chamber of Commerce, and we have improved and expanded our "Easy Retrieve" telephone banking system and our data processing systems. We will continue to focus on all the elements of our business plan in order to continue to position the Company for future earnings growth and to be a competetive force in our marketplace."

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 37 consecutive quarters from Bauer Financial Reports, Inc., and is rated one of the best in the nation by Sheshunoff Information Services, Inc. Visit our Web site at http://www.northfederal.com to read previous press releases, examine filings withe the SEC, read about our history, and check our our products, services, and interest rates.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."


                 (FINANCIAL STATEMENTS ATTACHED)

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
                          NORTH BANCSHARES, INC.
        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION(IN THOUSANDS)
ASSETS                                         DEC 31, 1997   DEC 31, 1996
                                               (UNAUDITED)
Cash and due from banks                           $   627       $   618
Interest-bearing deposits                           2,937         2,644
Federal funds sold                                  5,976         4,800
Investment in dollar denominated mutual funds       1,477           547
                                                   ------        ------
   TOTAL CASH AND CASH EQUIVALENTS                 11,017        8,609

Investment securities available-for-sale           23,250        24,426
Mortgage-backed securities held-to-maturity         5,841         7,465
Loans receivable, net of allowance for loan
 losses of $208 at December 31, 1997 and
 at December 31, 1996                              79,031        73,378
Accrued interest receivable                         1,074         1,025
Premises and equipment, net                         1,043         1,061
Stock in Federal Home Loan Bank of Chicago          1,705         1,205
Other assets                                           17           304
                                                   ------        ------
   TOTAL ASSETS                                  $122,978      $117,473
                                                  =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts                                 $ 75,053       $73,611
Borrowed funds                                     29,100        24,100
Advance payments by borrowers for
 taxes and insurance                                1,239         1,203
Other liabilities                                     994           736
                                                  -------       -------
   TOTAL LIABILITIES                              106,386        99,650
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value, 500,000
 shares authorized; none outstanding                   -             -
Common stock, $.01 par value, 3,500,000
 shares authorized; 1,914,105 shares issued            19            14
Additional paid-in capital                         13,730        13,688
Retained earnings, substantially restricted        11,166        10,988
Treasury stock at cost (484,293 shares at
 December 31, 1997 and 379,551 shares at
 December 31, 1996)                                (7,552)       (5,340)
Unrealized loss on securities
 available for sale, net of tax effect                (56)         (678)
SFAS No. 87 adjustment, net of tax                   (160)         (108)
Common stock acquired by Employee Stock
   Ownership Plan                                    (555)         (667)
Deferred compensation                                   -           (74)
                                                   ------        ------
   TOTAL STOCKHOLDERS' EQUITY                      16,592        17,823
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $122,978      $117,473
                                                  =======       =======


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

                                                                  NORTH BANCSHARES, INC.
                                                    CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                                                                      (IN THOUSANDS)

                                                               THREE MONTHS ENDED DEC 31,      YEAR ENDED DEC 31,
                                                                     1997          1996        1997          1996
INTEREST INCOME
  Loans receivable                                                 $1,535        $1,439       $5,968       $5,168
  Interest-bearing deposits and federal funds sold                    116            56          280          246
  Investment securities available-for-sale                            412           516        1,832        2,301
  Mortgage-backed securities available-for-sale                         -             -            -           77
  Mortgage-backed securities held-to-maturity                         105           129          470          582
  Dollar denominated mutual funds                                      21             6          102           23
  Dividends on FHLB of Chicago stock                                   30            20          100           71
                                                                    -----         -----        -----        -----
TOTAL INTEREST INCOME                                               2,219         2,166        8,752        8,468

INTEREST EXPENSE
  Deposit accounts                                                    831           782        3,201        3,285
  Borrowed funds                                                      457           384        1,772        1,355
                                                                    -----         -----        -----        -----
TOTAL INTEREST EXPENSE                                              1,288         1,166        4,973        4,640
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                931         1,000        3,779        3,828

PROVISION FOR LOAN LOSSES                                               -             -            -            8
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 931         1,000        3,779        3,820
                                                                    -----         -----        -----        -----
NON-INTEREST INCOME
  Gain on sale of investment securities available for sale              7            81           60           88
  Fees and service charges                                             56            52          212          190
  Other                                                                 7             -           20           23
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST INCOME                                              70           133          292          301
                                                                    -----         -----        -----        -----
NON-INTEREST EXPENSE
  Compensation and benefits                                           382           400        1,603        1,438
  Occupancy expense                                                   113           104          474          424
  Professional fees                                                    31            41          149          166
  Data processing                                                      43            37          169          127
  Advertising and promotion                                            21            33          133          156
  Federal deposit insurance premium                                    47            44           83          686
  Recognition and retention plan                                       15            18           74           75
  Other                                                                79           148          386          392
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST EXPENSE                                            731           825        3,071        3,464
                                                                    -----         -----        -----        -----
INCOME BEFORE TAXES                                                   270           308        1,000          657
INCOME TAX EXPENSE                                                    150            68          364          165
                                                                    -----         -----        -----        -----
NET INCOME                                                          $ 120         $ 240        $ 636        $ 492
                                                                    =====         =====        =====        =====

EARNINGS PER SHARE-BASIC*                                            $.08          $.15         $.44         $.31
EARNINGS PER SHARE-DILUTED                                           $.08          $.15         $.42         $.30
TOTAL OUTSTANDING SHARES                                        1,429,812     1,586,925    1,429,812    1,586,925
WEIGHTED AVERAGE SHARES OUTSTANDING                             1,441,549     1,567,053    1,501,567    1,665,762

*All per share financial information has been adjusted to reflect the 3 for 2 stock split effected in the form of a stock dividend distributed to shareholders on December 29, 1997.



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SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                      THREE MONTHS ENDED   YEAR ENDED
                                           DEC 31,           DEC 31,
                                         1997     1996     1997     1996



Performance Ratios:
  Return on assets (ratio of net income
  to average total assets) (1)             .39%     .81%    .41%     .42%
Interest Rate Spread Information:
  Average during period (1)               2.35     2.70    2.41      2.53
  End of period (1)                       2.48     2.57    2.48      2.57
  Net interest margin (1)                 3.09     3.45    3.19      3.36
Operating expenses to average assets(1)   2.68     2.80    2.62      2.98
Ratio of average interest-earning assets
 to average interest-bearing
 liabilities                            117.27   119.60  118.60    126.61

                                               DEC 31, 1997  DEC. 31, 1996

Asset Quality Ratios:
  Non-performing assets to total assets
  at end of period                                      N/A          N/A
  Allowance for loan losses to non-performing loans     N/A          N/A
  Allowance for loan losses to loans receivable (net)  0.26         0.28

Capital ratios:
  Stockholders' equity to total assets                13.48        15.17
  Average Stockholders' equity to average assets      14.06        16.32
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                       3.73         2.59
  Shares outstanding-actual number                1,429,812    1,586,925 (2)
  Book value per share                               $11.59       $11.23 (2)

Number of full service offices                          2            2

  (1) Annualized for the three month periods presented.
  (2) Adjusted for three-for-two stock split distributed December 29, 1997.
